EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement is entered into as of this 2nd day of March, 1992 by and among Key Tronic Corporation, a Washington corporation (the "Company"), and Hiller Key Tronic Partners, a California limited partnership ("Hiller").


                                 R E C I T A L S

     1. The Company is party to a Stock Option Agreement with Hiller of even date herewith ("Option Agreement"), pursuant to which Hiller was granted options to purchase Common Stock of the Company (the "Option").

     2. The Company wishes to enter into this Agreement to provide Hiller certain rights to cause those shares of Common Stock acquirable upon the exercise of the option to be registered pursuant to the Securities Act of 1933, as amended (the "Act").

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

                                A G R E E M E N T

          1.   Definitions.  As used in this Agreement:

               (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement;

               (b)  The term "Registrable Securities" means:  (i) the Option;
(ii) any Common Stock issued or to be issued by the Company to Hiller pursuant to the exercise of the Option; and (iii) any other Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock issued pursuant to the exercise of the Option;
(A) if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction pursuant to an effective registration statement or pursuant to SEC Rule 144, or
(B) if in the opinion of counsel to the Company they may be sold in a transaction exempt from the prospectus delivery requirements of the Act so that all transfer restrictions and legends with respect thereto are removed upon the consummation of such sale; and (iv) any other shares of the Company's Common Stock owned by Hiller or which Hiller has a right to acquire;

               (c) The term "Holder" means (i) Hiller; or (ii) any holder of outstanding Registrable Securities to which the registration rights provided for in this Agreement shall have been properly assigned in accordance with
Section 11 hereof;

               (d) The term "Initiating Holders" means any Holder or Holders making a request for registration pursuant to the provisions of Section 2 hereof; and

               (e) The term "Substantial Amount of Registrable Securities" means at least twenty-five percent (25%) of the Registrable Securities.

          2.   Requested Registration.

               (a) Requested Registration. In case at any time after March 31, 1993 the Company shall receive from the Holders of a Substantial Amount of Registrable Securities a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities with an expected aggregate offering price to the public of at least $5,000,000, the Company will:


                      (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                     (ii) as soon as practicable, use its diligent best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written notice given within fifteen (15) days after receipt of such written notice from the Company, except that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2 after the Company has effected two registrations, qualifications or compliances pursuant to requests under this Section 2.

                    Subject to the foregoing provisions, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, but in any event within ninety (90) days after receipt of the request or requests of the Initiating Holders.


               (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company and shall designate the underwriter or underwriters to be employed in connection therewith (who shall be selected by the majority in interest of the Initiating Holders and who shall be subject to the Company's right of reasonable approval) as a part of their request made pursuant to Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting shall be allocated among the Holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Registrable Securities held by such Holders at the time of filing of the registration statement. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration.
          3.   Company Registration.

               (a) Notice of Registration. If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to employee stock option or purchase plans or relating solely to an SEC Rule 145 transaction), the Company will:

                     (ii) promptly give to each Holder written notice thereof which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws;

                     (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in Section 3(b) below.

               (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event the right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based on the total number of the Registrable Securities held by the Holders and based on the total number of securities (other than Registrable Securities) entitled to registration held by the Holders and by other persons or organizations selling securities pursuant to registration rights granted them by the Company, provided that no such reduction may reduce the securities being offered by the Holders to less than 30% of the total number of securities included in such registration and underwriting. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

          4. Expenses of Registration. All expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2 and any registration, qualification or compliance pursuant to Section 3, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incidental to or required by such registration and the fees and disbursements of one counsel retained by the Holders of Registrable Securities covered by such registration, qualification or compliance shall be borne by the Company, except that:

               (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to Section 2, the request of which has been subsequently withdrawn by the Initiating Holders, in which case, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting or causing such withdrawal; and

               (b) The Company shall not be required to pay underwriters' discounts, commissions, or stock transfer taxes relating to Registrable Securities.

          5. Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any substantially equivalent registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation by reference to other documents filed by the Company with the SEC other than Form S-8) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, except that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 12, except that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has already effected one registration on Form S-3 for the Holders during the immediately preceding six (6) month period; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                    Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders shall be borne pro rata by the Holder or Holders participating in the Form S-3 registration. Registrations effected pursuant to this Section 12 shall not be counted as demands for registration or registrations effected pursuant to
Section 2 or 3, respectively.

          6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense (except as otherwise provided in Section 4 above) the Company will:

               (a) keep such registration, qualification or compliance pursuant to Sections 2, 3 or 5 effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

               (c) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (d) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (e) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statements with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accounts to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          7.   Indemnification.

               (a) The Company will indemnify each Holder of Registrable Securities, each of its officers and directors, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other documents (including any related registration, statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any state securities law or of any rule or regulation promulgated under the Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, and each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost expense, liability or action, except that the Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability, or action arises out of or is based in any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by any Holder or underwriter and stated to be specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statements (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement become effective or the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

               (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party's cost. The failure of the Indemnified Party may participate in such defense at the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.

          8. Information by Holder. The Holder or Holders or Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          9. Sale Without Registration. If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act; and (b) at the expense of the Holder or transferee, an opinion by legal counsel designated by such Holder or transferee and reasonably satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under the Act, except that nothing contained in this Section 9 shall relieve the Company from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this Agreement.

          10. Termination of Company's Obligations. This Company shall have no obligations pursuant to Section 2, 3, or 5 hereof with respect to any request or request made by any Holder after March 1, 2002.

          11. Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of Registrable Securities to the public without registration or pursuant to Form S-3, the Company agrees to:
               (a) take such action, including the voluntary registration of its Common Stock under the Securities Exchange Act of 1934 (the "34 Act") as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 34 Act; and

               (c) furnish to any Holder so long as such Holder owns any Registrable Securities forthwith upon written request a written statement by the Company that it has complied with the reporting requirements of said Rule 144, and of the Act and the 34 Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing the Purchaser of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          12. Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Sections 2, 3 and 5 may be assigned by any Holder to: (i) its partners; and (ii) to any transferee or assignee who acquires at least one hundred thousand (100,000) shares of Registrable Securities, provided that such transfer may otherwise be and is effected in accordance with applicable securities laws and provided further that the Company is given written notice by such Purchaser at the time of or within a reasonable time after said transfer, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          13. Limitations on Subsequent Registration Rights. From and after the date hereof, the Company, except as provided in Section 14 below, shall not, without the prior written consent in accordance with Section 14(d) hereof of Holders owning more than 50% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Section 2 hereof, unless (anything in subsection 2(b) to the contrary notwithstanding) under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not diminish the amount of Registrable Securities which are included.

          14.  Miscellaneous.

               (a) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Washington as such laws are applied to agreements between Washington residents entered into and to be performed entirely within Washington.

               (b) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments.

               (c) Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Hiller, at the address set forth below its signature, or at such other address as Hiller shall have furnished to the Company in writing, or (b) if to any other holder of any of the Shares or other securities issued with respect thereto, at such address such holder shall have furnished the Company in writing, or until any such holder furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to Hiller in writing.

               (d) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

               (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               (g) Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                              KEY TRONIC CORPORATION,
                              a Washington corporation


                              By:  WENDELL J. SATRE
                                   Wendell J. Satre
                                   Chairman


                              HILLER KEY TRONIC PARTNERS,
                              a California Limited Partnership


                              By:  STANLEY HILLER, JR.
                                   Stanley Hiller, Jr.
                                   General Partner

binding upon each holder of any securities purchased under this agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and the Company.

               (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               (g) Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                              KEY TRONIC CORPORATION,
                                a Washington corporation


                              By:  /s/  Wendell J. Satre
                                   Wendell J. Satre
                                   Chairman


                              HILLER KEY TRONIC PARTNERS,
                                a California Limited Partnership


                              By:  /s/  Stanley Hiller
                                   Stanley Hiller
                                   General Partner